Exhibit 1.01

Qualys, Inc.

Conflict Minerals Report

For the Reporting Period from January 1, 2021 to December 31, 2021

This Conflict Minerals Report (this “Report”) of Qualys, Inc. (“we,” “Qualys” or the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1, 2021 to December 31, 2021 (the “Reporting Period”).

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products where the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals are referred to as “Conflict Minerals,” which include gold, columbite-tantalite (coltan), cassiterite, wolframite and their derivatives, which are limited to tantalum, tin and tungsten. The “Covered Countries” for purposes of the Rule and this Report are the Democratic Republic of Congo (the “DRC”), the Republic of Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

Company Overview

We are a pioneer and leading provider of cloud-based information technology (“IT”), security and compliance solutions that enable organizations to identify security risks to their IT infrastructures, help protect their IT systems and applications from ever-evolving cyber-attacks and achieve compliance with internal policies and external regulations.

Our cloud solutions address the growing IT, security and compliance complexities and risks that are amplified by the dissolving boundaries between internal and external IT infrastructures and web environments, the rapid adoption of cloud computing, containers and serverless IT models, and the proliferation of geographically dispersed IT assets. Organizations use our integrated suite of solutions to cost-effectively obtain a unified view of their IT asset inventory as well as security and compliance posture across globally-distributed IT infrastructures as our solution offers a single platform for information technology, information security, application security, endpoint, developer security and cloud teams.

Our cloud platform utilizes physical and virtual sensors, and cloud agents that provide our customers with continuous visibility enabling customers to respond to threats immediately. The Qualys Cloud Platform automatically gathers and analyzes security and compliance data in a scalable, state-of-the-art backend. The technology underlying our cloud infrastructure enables us to ingest, process, analyze and store a high volume of sensor data coming from our agents, scanners and passive analyzers, and correlate information at very high speeds in a distributed manner for millions of devices.

Description of the Company’s Products Covered by this Report

This Report relates to our physical scanner appliances: (1) for which Conflict Minerals are necessary to their functionality or production, (2) that were manufactured, or contracted to be manufactured, by the Company, and (3) for which the manufacture was completed during the Reporting Period. In this Report, we refer to these products collectively as the “Covered Products.”

Description of the Company’s Reasonable Country of Origin Inquiry

We have determined that Conflict Minerals are necessary to the functionality or production of the Covered Products that were manufactured or contracted to be manufactured by us during the Reporting Period. As a result, we conducted in good faith a reasonable country of origin inquiry (“RCOI”) reasonably designed to determine if any of these Conflict Minerals originated in the Covered Countries and whether any of the Conflict Minerals may be from recycled or scrap sources.

Our supply chain is complex, and there are many third parties in the supply chain between the ultimate manufacturer of the Covered Products and the original sources of Conflict Minerals. We do not directly purchase Conflict Minerals from mines, smelters or refiners. Therefore, we must rely on our contract manufacturers to provide information regarding the country of origin of Conflict Minerals that are included in the Covered Products. In designing our RCOI, we determined to survey all of our first tier contract manufacturers.

As such, our RCOI primarily consisted of requesting the Conflict-Free Sourcing Initiative’s (“CFSI”) Conflict Minerals Reporting Template (“CMRT”) be completed and returned to us from our first tier contract manufacturers. Responses were reviewed for completeness, reasonableness, and consistency, and we followed up with our contract manufacturers for corrections and clarifications as needed.

We requested from our seven contract manufacturers that they complete the CMRT, and we received a 100% response rate. One manufacturer reported that it did not source from the Covered Countries. Based on the smelter lists provided by our suppliers via the CMRTs, an aggregate of 298 facilities or smelters were used by our contract manufacturers to fulfill their requirements for Conflict Minerals. Of these 298 facilities and smelters, we have identified 237 facilities or smelters that are deemed to be compliant with the Conflict-Free Smelter Program (“CFSP”). There are 16 other smelters or refiners that are deemed “active” by the CFSP, which means such smelters or refiners have committed to undergo a CFSP audit or are participating in one of the cross-recognized certification programs: LBMA Responsible Gold Certification or Responsible Jewelry Program Chain-of-Custody Certification. The remaining 45 facilities or smelters identified by our contract manufacturers are not on the CFSI lists for compliant or active smelters. We have assessed these 45 facilities and determined that most of these are of low risk due to their geographic location. There were no smelters or refiners geographically located in a Covered Country. Further, there is no guarantee that these 45 facilities or smelters are present in our supply chain as our contract manufacturers were only able to provide company-level CMRTs, rather than product-level CMRTs directly linking smelters or refiners to the Covered Products.

Based on these due diligence efforts, we do not have sufficient information to conclusively determine the countries of origin of the Conflict Minerals contained in the Covered Products or whether the Conflict Minerals in the Covered Products are from recycled or scrap sources.

Description of the Company’s Due Diligence Process

Based on the information provided by our contract manufacturers, we performed additional due diligence on the source and chain of custody of these Conflict Minerals which was designed to conform to the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the related supplements on gold, tin, tantalum and tungsten (the “Framework”), in order to determine if any Conflict Minerals included in our Covered Products may have originated in the Covered Countries and if so, whether they benefited armed groups in those countries.

After performing the RCOI and due diligence designed to conform with the Framework, we were unable to comprehensively establish the origin of all Conflict Minerals used in our Covered Products, the facilities used to process them, their country of origin, and their mine or location of origin.

In accordance with the five-step Framework, the design of our due diligence includes the following five steps: (1) establishment of strong company management systems, (2) identification and assessment of risks in the supply chain, (3) designing and implementing a strategy to respond to identified risks, (4) carrying out an independent third-party audit of smelter’s/refiner’s due diligence practices, and (5) reporting on supply chain due diligence. A description of certain activities undertaken by us with respect to each of the five steps of the Framework is described below.

1.	Establishment of Strong Company Management Systems

We have completed a number of steps to establish a management system for addressing the sourcing of Conflict Minerals in our Covered Products. These actions include:

a.

Adopt and Commit to a Supply Chain Policy for Conflict Minerals: We are committed to sourcing minerals for our products in a manner that does not finance or benefit armed groups in the Covered Countries. We have a Code of Business Conduct and Ethics (“Code of Conduct”) available at https://investor.qualys.com/corporate-governance/overview which requires honest and ethical conduct and compliance with all applicable laws. Our Code of Conduct provides that we select suppliers not only on the merits of their products and services, but also on their business practices and that we will not establish business relationships with any suppliers if we know or have reason to believe that their business practices violate any applicable laws. Information contained on, or that can be accessed through, our website, does not constitute part of this Report and inclusion of our website address in this Report is an inactive textual reference only.

b.

Internal Management to Support Supply Chain Due Diligence: Our management has established an internal compliance team which includes members from our operations, legal and finance departments, charged with the development and implementation of our Conflict Minerals Program.

c.

Controls and Transparency to Support Supply Chain Diligence: As described above, we undertook a RCOI with respect to the Conflict Minerals in our supply chain by requesting the CMRT be completed by each of our contract manufacturers to gather information about their use of Conflict Minerals, the smelters and refiners in their supply chain that are included in our Covered Products, and the countries of origin for such Conflict Minerals.

d.

Supplier Engagement: We continue to actively engage with our contract manufacturers to strengthen our relationship with them. We have communicated to our contract manufacturers our commitment to sourcing Conflict Minerals in a manner that does not benefit armed groups in the Covered Countries. Further, we will continue to engage with our suppliers and encourage them to provide responses at a product level so that we can fully assess our supply chain.

Lastly, we have communicated to our contract vendors who have listed facilities or smelters which have an indeterminable status, that we are evaluating their responses and may elect to seek alternative arrangements with other contract manufacturers. We expect to continue our efforts to ensure that the minerals in our products do not originate from the Covered Countries and do not directly or indirectly finance armed conflict or benefit armed groups.

e.

Grievance Mechanism: Our Code of Conduct includes procedures for reporting violations of our Code of Conduct, including how to report such violations anonymously. We believe that this is an appropriate mechanism for our employees to report violations of our Code of Conduct.

2.	Identification and Assessment of Risks in the Supply Chain

Because of our position within our supply chain, it is difficult for us to identify actors upstream from our first tier contract manufacturers. As discussed above, we identified seven first tier contract manufacturers and we have relied upon them to provide us with the necessary information about the source of Conflict Minerals contained in the products that we contract with them to manufacture for us. Our contract manufacturers are similarly reliant upon information provided by their suppliers to provide information regarding the country of origin of Conflict Minerals that are included in the Covered Products.

3.	Designing and Implementing a Strategy to Respond to Identified Risks

We address any risks identified through the process described in Step 2 above on a case-by-case basis. During the Reporting Period, when our contract manufacturers did not provide us with complete or reliable responses to the CMRT, such matters were reported to members of our executive management team who considered a variety of responses to such manufacturers, including seeking alternative arrangements, with the further input from our internal compliance team. However, we have not yet identified any circumstances to date where it was necessary to terminate a contract or find a replacement contract manufacturer.

4.	Carrying Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We do not have a direct relationship with any smelters or refiners in our supply chain and, therefore, we do not directly conduct audits. Instead, we have supported the development and implementation of independent third party audits of smelters such as the Conflict-Free Smelter Program by encouraging our contract manufacturers to purchase materials from audited, conflict-free smelters and determining whether the smelters that were used to process these minerals were validated as conflict-free as part of the Conflict-Free Smelter Program.

5.	Reporting on Supply Chain Due Diligence

In 2021, we publicly filed the Form SD and this Report with the SEC, and a copy of this Report and the Form SD are publicly available at https://investor.qualys.com/financials-filings/sec-filings.

This Report includes information about the RCOI we undertook, our due diligence process designed to conform with the OECD Guidelines, the list of known smelters and refiners utilized in our supply chain identified in our due diligence process, and a description of our products that incorporate Conflict Minerals necessary to the functionality or production of such products.

Findings and Conclusions

Based on the information that was provided by our contract manufacturers and otherwise obtained through the due diligence process, we believe that, to the extent reasonably determinable, the facilities that were used to process the Conflict Minerals contained in the Covered Products included the smelters and refiners listed in Annex I below.

This table includes only facilities that are listed in the CMRT as “known smelters or refineries.” An indication of “Full Compliant” in the far right column of the table indicates that the smelter or refinery has received a “conflict free” designation from an independent third party audit program. An indication of “Active” in the far right column of the table indicates that the smelter or refinery has committed to undergo a CFSP audit or is participating in one of the cross-recognized certification programs: LBMA Responsible Gold Certification or Responsible Jewelry Program Chain-of-Custody Certification. An indication of “Indeterminable” in the far right column of the table indicates that the smelter or refinery was not included in the CFSI compliant or active lists and thus, the facility’s designation is indeterminable.

Because the CFSI lists generally did not indicate individual countries of origin of the Conflict Minerals processed by compliant smelters and refiners, we were not able to determine the countries of origin of the Conflict Minerals processed by the listed compliant smelters and refiners with greater specificity. In addition, for the listed compliant smelters and refiners, origin information is not disclosed by the CFSI. Furthermore, as stated earlier, submission of these smelters by our contract manufacturers does not guarantee that these smelters or refiners are present in the Company’s supply chain as our contract manufacturers were only able to provide company-level CMRTs and not able to provide product-level CMRTs directly linking those smelters or refiners to the Covered Products. Therefore, based on our due diligence efforts, we do not have sufficient information to conclusively determine the countries of origin of the Conflict Minerals contained in the Covered Products or whether the Conflict Minerals in the Covered Products are from recycled or scrap sources.

ANNEX I- SMELTER LIST

Gold	8853 S.p.A.	ITALY	Full Compliant

Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Full Compliant

Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Full Compliant

Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Full Compliant

Gold	Alexy Metals	UNITED STATES OF AMERICA	Active

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Full Compliant

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Full Compliant

Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Full Compliant

Gold	Argor-Heraeus S.A.	SWITZERLAND	Full Compliant

Gold	Asahi Pretec Corp.	JAPAN	Full Compliant

Gold	Asahi Refining Canada Ltd.	CANADA	Full Compliant

Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Full Compliant

Gold	Asaka Riken Co., Ltd.	JAPAN	Full Compliant

Gold	AU Traders and Refiners	SOUTH AFRICA	Indeterminable

Gold	Augmont Enterprises Private Limited	INDIA	Active

Gold	Aurubis AG	GERMANY	Full Compliant

Gold	Bangalore Refinery	INDIA	Full Compliant

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Full Compliant

Gold	Boliden AB	SWEDEN	Full Compliant

Gold	C. Hafner GmbH + Co. KG	GERMANY	Full Compliant

Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	Active

Gold	CCR Refinery—Glencore Canada Corporation	CANADA	Full Compliant

Gold	Cendres + Metaux S.A.	SWITZERLAND	Full Compliant

Gold	Chimet S.p.A.	ITALY	Full Compliant

Gold	Chugai Mining	JAPAN	Full Compliant

Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Indeterminable

Gold	DODUCO Contacts and Refining GmbH	GERMANY	Full Compliant

Gold	Dowa	JAPAN	Full Compliant

Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Full Compliant

Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	Full Compliant

Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	Full Compliant

Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	Full Compliant

Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA	Indeterminable

Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA	Indeterminable

Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA	Indeterminable

Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA	Indeterminable

Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Full Compliant

Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	Active

Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Full Compliant

Gold	Gold Coast Refinery	GHANA	Indeterminable

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Full Compliant

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Indeterminable

Gold	Heimerle + Meule GmbH	GERMANY	Full Compliant

Gold	Heraeus Germany GmbH Co. KG	GERMANY	Full Compliant

Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Full Compliant

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Full Compliant

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Full Compliant

Gold	Istanbul Gold Refinery	TURKEY	Full Compliant

Gold	Italpreziosi	ITALY	Full Compliant

Gold	JALAN & Company	INDIA	Indeterminable

Gold	Japan Mint	JAPAN	Full Compliant

Gold	Jiangxi Copper Co., Ltd.	CHINA	Full Compliant

Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	Indeterminable

Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Indeterminable

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Full Compliant

Gold	K.A. Rasmussen	NORWAY	Indeterminable

Gold	Kazzinc	KAZAKHSTAN	Full Compliant

Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Full Compliant

Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Full Compliant

Gold	Kojima Chemicals Co., Ltd.	JAPAN	Full Compliant

Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Full Compliant

Gold	Kundan Care Products Ltd.	INDIA	Indeterminable

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Indeterminable

Gold	L’Orfebre S.A.	ANDORRA	Full Compliant

Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Full Compliant

Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	Full Compliant

Gold	Marsam Metals	BRAZIL	Full Compliant

Gold	Materion	UNITED STATES OF AMERICA	Full Compliant

Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Full Compliant

Gold	MD Overseas	INDIA	Indeterminable

Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	Full Compliant

Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA	Indeterminable

Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Full Compliant

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Full Compliant

Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Full Compliant

Gold	Metalor Technologies S.A.	SWITZERLAND	Full Compliant

Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Full Compliant

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Full Compliant

Gold	Mitsubishi Materials Corporation	JAPAN	Full Compliant

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Full Compliant

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Full Compliant

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Indeterminable

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Full Compliant

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Full Compliant

Gold	NH Recytech Company	KOREA, REPUBLIC OF	Full Compliant

Gold	Nihon Material Co., Ltd.	JAPAN	Full Compliant

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Full Compliant

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Full Compliant

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Indeterminable

Gold	PAMP S.A.	SWITZERLAND	Full Compliant

Gold	Planta Recuperadora de Metales SpA	CHILE	Full Compliant

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Indeterminable

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Full Compliant

Gold	PX Precinox S.A.	SWITZERLAND	Full Compliant

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Full Compliant

Gold	REMONDIS PMR B.V.	NETHERLANDS	Full Compliant

Gold	Royal Canadian Mint	CANADA	Full Compliant

Gold	SAAMP	FRANCE	Full Compliant

Gold	Safimet S.p.A	ITALY	Full Compliant

Gold	SAFINA A.S.	CZECHIA	Full Compliant

Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Full Compliant

Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA	Active

Gold	SAXONIA Edelmetalle GmbH	GERMANY	Indeterminable

Gold	Sellem Industries Ltd.	MAURITANIA	Indeterminable

Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Full Compliant

Gold	Shandong Gold Smelting Co., Ltd.	CHINA	Full Compliant

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Full Compliant

Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	Indeterminable

Gold	Shirpur Gold Refinery Ltd.	INDIA	Indeterminable

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Full Compliant

Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Full Compliant

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Indeterminable

Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Full Compliant

Gold	Sovereign Metals	INDIA	Indeterminable

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Full Compliant

Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Full Compliant

Gold	T.C.A S.p.A	ITALY	Full Compliant

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Full Compliant

Gold	Tokuriki Honten Co., Ltd.	JAPAN	Full Compliant

Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Full Compliant

Gold	Torecom	KOREA, REPUBLIC OF	Full Compliant

Gold	TSK Pretech	KOREA, REPUBLIC OF	Indeterminable

Gold	Umicore Brasil Ltda.	BRAZIL	Indeterminable

Gold	Umicore Precious Metals Thailand	THAILAND	Full Compliant

Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Full Compliant

Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Full Compliant

Gold	Valcambi S.A.	SWITZERLAND	Full Compliant

Gold	WEEEREFINING	FRANCE	Active

Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Full Compliant

Gold	WIELAND Edelmetalle GmbH	GERMANY	Full Compliant

Gold	Yamakin Co., Ltd.	JAPAN	Full Compliant

Gold	Yokohama Metal Co., Ltd.	JAPAN	Full Compliant

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Full Compliant

Tantalum	Asaka Riken Co., Ltd.	JAPAN	Full Compliant

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Full Compliant

Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Full Compliant

Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	Indeterminable

Tantalum	F&X Electro-Materials Ltd.	CHINA	Full Compliant

Tantalum	FIR Metals & Resource Ltd.	CHINA	Full Compliant

Tantalum	Global Advanced Metals Aizu	JAPAN	Full Compliant

Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Full Compliant

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Full Compliant

Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	Full Compliant

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Full Compliant

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Full Compliant

Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Full Compliant

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Full Compliant

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Full Compliant

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Full Compliant

Tantalum	KEMET de Mexico	MEXICO	Full Compliant

Tantalum	LSM Brasil S.A.	BRAZIL	Full Compliant

Tantalum	Meta Materials	NORTH MACEDONIA, REPUBLIC OF	Full Compliant

Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Full Compliant

Tantalum	Mineracao Taboca S.A.	BRAZIL	Full Compliant

Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Full Compliant

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Full Compliant

Tantalum	NPM Silmet AS	ESTONIA	Full Compliant

Tantalum	QuantumClean	UNITED STATES OF AMERICA	Full Compliant

Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Full Compliant

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Full Compliant

Tantalum	Taki Chemical Co., Ltd.	JAPAN	Full Compliant

Tantalum	TANIOBIS Co., Ltd.	THAILAND	Full Compliant

Tantalum	TANIOBIS GmbH	GERMANY	Full Compliant

Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	Full Compliant

Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Full Compliant

Tantalum	Telex Metals	UNITED STATES OF AMERICA	Full Compliant

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Full Compliant

Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	Full Compliant

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Full Compliant

Tantalum	Yancheng Jinye New Material Technology Co., Ltd.	CHINA	Full Compliant

Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Full Compliant

Tin	Alpha	UNITED STATES OF AMERICA	Full Compliant

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Full Compliant

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Full Compliant

Tin	China Tin Group Co., Ltd.	CHINA	Full Compliant

Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	Active

Tin	CRM Synergies	SPAIN	Full Compliant

Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	Indeterminable

Tin	Dowa	JAPAN	Full Compliant

Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Full Compliant

Tin	Estanho de Rondonia S.A.	BRAZIL	Full Compliant

Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	Full Compliant

Tin	Fenix Metals	POLAND	Full Compliant

Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	Indeterminable

Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Indeterminable

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Indeterminable

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Full Compliant

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Full Compliant

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Full Compliant

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Full Compliant

Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Indeterminable

Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Full Compliant

Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Indeterminable

Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Full Compliant

Tin	Luna Smelter, Ltd.	RWANDA	Full Compliant

Tin	Ma’anshan Weitai Tin Co., Ltd.	CHINA	Full Compliant

Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	Full Compliant

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Full Compliant

Tin	Melt Metais e Ligas S.A.	BRAZIL	Indeterminable

Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Full Compliant

Tin	Metallo Belgium N.V.	BELGIUM	Full Compliant

Tin	Metallo Spain S.L.U.	SPAIN	Full Compliant

Tin	Mineracao Taboca S.A.	BRAZIL	Full Compliant

Tin	Minsur	PERU	Full Compliant

Tin	Mitsubishi Materials Corporation	JAPAN	Full Compliant

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Indeterminable

Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION	Full Compliant

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Full Compliant

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Full Compliant

Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Full Compliant

Tin	Pongpipat Company Limited	MYANMAR	Indeterminable

Tin	Precious Minerals and Smelting Limited	INDIA	Indeterminable

Tin	PT Aries Kencana Sejahtera	INDONESIA	Active

Tin	PT Artha Cipta Langgeng	INDONESIA	Full Compliant

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Full Compliant

Tin	PT Babel Inti Perkasa	INDONESIA	Full Compliant

Tin	PT Babel Surya Alam Lestari	INDONESIA	Full Compliant

Tin	PT Bangka Serumpun	INDONESIA	Full Compliant

Tin	PT Bukit Timah	INDONESIA	Full Compliant

Tin	PT Cipta Persada Mulia	INDONESIA	Full Compliant

Tin	PT Menara Cipta Mulia	INDONESIA	Full Compliant

Tin	PT Mitra Stania Prima	INDONESIA	Full Compliant

Tin	PT Mitra Sukses Globalindo	INDONESIA	Active

Tin	PT Prima Timah Utama	INDONESIA	Full Compliant

Tin	PT Rajawali Rimba Perkasa	INDONESIA	Full Compliant

Tin	PT Rajehan Ariq	INDONESIA	Full Compliant

Tin	PT Refined Bangka Tin	INDONESIA	Full Compliant

Tin	PT Sariwiguna Binasentosa	INDONESIA	Full Compliant

Tin	PT Stanindo Inti Perkasa	INDONESIA	Full Compliant

Tin	PT Sukses Inti Makmur	INDONESIA	Active

Tin	PT Timah Nusantara	INDONESIA	Active

Tin	PT Timah Tbk Kundur	INDONESIA	Full Compliant

Tin	PT Timah Tbk Mentok	INDONESIA	Full Compliant

Tin	PT Tinindo Inter Nusa	INDONESIA	Full Compliant

Tin	Resind Industria e Comercio Ltda.	BRAZIL	Full Compliant

Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Full Compliant

Tin	Soft Metais Ltda.	BRAZIL	Full Compliant

Tin	Super Ligas	BRAZIL	Active

Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	Full Compliant

Tin	Thaisarco	THAILAND	Full Compliant

Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	Full Compliant

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Indeterminable

Tin	VQB Mineral and Trading Group JSC	VIET NAM	Indeterminable

Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Full Compliant

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Full Compliant

Tin	Yunnan Tin Company Limited	CHINA	Full Compliant

Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	Indeterminable

Tungsten	A.L.M.T. Corp.	JAPAN	Full Compliant

Tungsten	ACL Metais Eireli	BRAZIL	Full Compliant

Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	Active

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Full Compliant

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Full Compliant

Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	Full Compliant

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Full Compliant

Tungsten	Cronimet Brasil Ltda	BRAZIL	Full Compliant

Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	Full Compliant

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Indeterminable

Tungsten	Fujian Xinlu Tungsten	CHINA	Full Compliant

Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Full Compliant

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Full Compliant

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Full Compliant

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Full Compliant

Tungsten	GEM Co., Ltd.	CHINA	Full Compliant

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Full Compliant

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Full Compliant

Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Full Compliant

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Full Compliant

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Indeterminable

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Full Compliant

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Full Compliant

Tungsten	Japan New Metals Co., Ltd.	JAPAN	Full Compliant

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Full Compliant

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Full Compliant

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Full Compliant

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Full Compliant

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Full Compliant

Tungsten	JSC “Kirovgrad Hard Alloys Plant”	RUSSIAN FEDERATION	Full Compliant

Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Full Compliant

Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Full Compliant

Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	Full Compliant

Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Full Compliant

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Full Compliant

Tungsten	Masan High-Tech Materials	VIET NAM	Full Compliant

Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	Full Compliant

Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Full Compliant

Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	Active

Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION	Active

Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION	Active

Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Full Compliant

Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Full Compliant

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Indeterminable

Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Full Compliant

Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Full Compliant

Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Full Compliant

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Full Compliant

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Full Compliant

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Full Compliant

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Indeterminable

Future Steps

We have communicated our expectations to our contract manufacturers regarding our commitment to sourcing minerals for our products in a manner that does not finance or benefit armed groups in the Covered Countries. Since the end of 2021, we have continued, and plan to continue, our engagement with our relevant first-tier contract manufacturers in order to build their knowledge and capacity so they are able to provide us with more complete and accurate information on the source and chain of custody of Conflict Minerals in our supply chain.

Additional Risk Factors

The statements above are based on the RCOI process and due diligence performed in good faith by Qualys. These statements are based on the infrastructure and information available at the time. A number of factors could introduce errors or otherwise affect our Conflict Minerals status. These factors include, but are not limited to, gaps in supplier data, gaps in smelter data, errors or omissions by suppliers, errors or omissions by smelters, the definition of a smelter not being finalized at the end of the 2021 reporting period, all instances of Conflict Minerals necessary to the functionality or manufacturing of our products possibly not yet having been identified, gaps in supplier education and knowledge, timeliness of data, public information not discovered during a reasonable search, errors in public data, language barriers and translation, supplier and smelter unfamiliarity with the protocol, oversight or errors in conflict free smelter audits, Covered Countries’ sourced materials being declared secondary materials, companies going out of business in 2021, certification programs being not equally advanced for all industry segments and metals, and smuggling of Conflict Minerals from the Covered Countries to other countries.